EXHIBIT 7

               CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.

                  [Letterhead of Beard Nertney Kingery Crouse & Hohl P.A.]






May 3, 1999

                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 (No. 333-70663) of our report dated February 16, 1999, with respect to the financial statements of CDbeat.com, Inc., as of and for the period May 8, 1998 (date of incorporation) to December 31, 1998, filed with the Securities and Exchange Commission.



/s/ BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.